UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549

                                      FORM 8-K

                              CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported)  December 22, 2004

                          Plymouth Rubber Company, Inc.
              (Exact Name of Registrant as Specified in Its Charter)

                                  Massachusetts
                  (State or Other Jurisdiction of Incorporation)

                  1-5197                         04-1733970
          (Commission File Number) (IRS Employer Identification No.)


         104 Revere Street, Canton, Massachusetts      02021
         (Address of Principal Executive Offices)    (Zip Code)


                                 (781) 828-0220
              (Registrant's Telephone Number, Including Area Code)


(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01  Other Events

On Wednesday, December 22, 2004 Plymouth Rubber Company, Inc. announced that it has reached agreement with Hebei Huaxia Group on the formation of a Joint Venture company to manufacture PVC (vinyl) adhesive tapes in China. The deal is expected to close within 30 days. Hebei Huaxia will provide the new company with manufacturing assets and management, and knowledge of the Chinese market; Plymouth will provide advanced PVC technology and marketing support for international companies with operations in China. The new company, to be called Plymouth Yongle Tape (Shanghai) Co., Ltd., will occupy a new manufacturing facility currently under construction near Shanghai, and is expected to be in production early in 2005. Other details were not disclosed.



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                                 Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           Plymouth Rubber Company, Inc.

                          /s/Joseph J. Berns
                             Joseph J. Berns
                         Vice President - Finance and Treasurer,
                          Principal Financial Officer and
                          Principal Accounting Officer

Date:  December 23, 2004